Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated February 22, 2022 with respect to the audited financial statements of Triller Hold Co LLC. for the years ended December 31, 2021 and 2020.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Hudgens CPA, PLLC

www.hudgenscpas.com

Houston, Texas

February 22, 2022